EXHIBIT 10.7


                  FIRST AMENDMENT TO LEASE entered into as of June 4, 1998 by and between BA LEASING & CAPITAL CORPORATION, a California corporation, with its principal office at 555 California Street, Fourth Floor, San Francisco, California 94104 ("Lessor") and GARDENBURGER, INC., an Oregon corporation, with its principal office at 1411 S.W. Morrison Street, Suite 400, Portland, OR 97205 ("Lessee") with reference to the following:

         A. Lessor and Lessee have entered into a Lease Agreement dated as of December 17, 1997, and an Appendix No. 1 to the Lease Agreement dated as of December 17, 1997 (together the "Lease"; all defined terms therein not otherwise defined herein being used with their meanings as defined therein); and

         B. Lessor and Lessee now desire to amend the Lease as hereinafter set forth:


                  NOW, THEREFORE, the parties hereto agree as follows:


         1. In paragraph D entitled UTILIZATION PERIOD of the Appendix to the Lease, replace the date "April 15, 1998 " with "June 15, 1998."

         2. In paragraph E entitled RENT, subparagraph E 1. entitled ADVANCE RENT of the Appendix to the Lease, delete the first sentence and replace with:

                  "Advance Rent shall accrue from, and including, the date of any Advance with respect to a Unit pursuant to an Advance Request to, but excluding, it "Base Date."


         Except as is herein specifically amended, all of the terms, covenants, and provisions of the Lease remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year written above.



GARDENBURGER, INC.                         BA LEASING & CAPITAL CORPORATION


By /s/ Richard C. Dietz                    By  /s/ Albert Norona
   -----------------------------               ---------------------------------

Title:   Chief Financial Officer           Title:   Vice President

                                           By  /s/ Angela Catalli

                                           Title:   Assistant Vice President

                         ACCEPTANCE CERTIFICATE NO. 002
                         ------------------------------

         Reference is made to the Lease Agreement dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, as Lessor, and GARDENBURGER, INC., as Lessee (together with Appendix No. 1 thereto dated December 17, 1997, the "Lease"); capitalized terms not otherwise defined herein having the same meanings as in the Lease). The Lease is incorporated herein by reference.

         1. ACCEPTANCE; CONFIRMATIONS.
            -------------------------

         Lessee confirms that (A) the items of equipment delivered in Annex A have been delivered to, are in the possession of and are accepted by Lessee for leasing under, and constitute "Units" subject to and governed by, the Lease, (B) the Units (I) have been fully inspected by qualified agents of Lessee and are in good order, operating condition and repair, (ii) have been properly installed (subject only to any minor undischarged obligations of suppliers, manufacturers or installers thereof to promptly update and conform the same as provided by their respective agreements and warranties), (iii) meet all recommended or applicable safety standards, (iv) are, as of the Delivery Date set forth below, available for use and service by Lessee and Lessor and (v) have been marked or labeled showing Lessor's interest in the form and to the extent required by the Lease, (C) the dollar amounts set forth in Annex A with respect to such equipment are correct and (D) Lessee must pay the rent and all other sums provided for in the Lease with respect to such Units.

         2. DELIVERY DATE.
            -------------

         The Delivery Date of the Units is June 5, 1998.


         3. PURCHASE PRICE.
            --------------

         The Purchase Price of the Units is $3,300,779.50, as set forth in Annex A.

            Total Amount:                      $3,300,779.50

            Amount Lessor paid 12/31/97:       $2,449,425.24

            Balance Due to Lessee:             $  851,354.26

         4. SCHEDULE.
            --------

         The Base Date and the Base Rent and any Interim Rent for the Units will be determined pursuant to the relevant Appendix and set forth in a Schedule to this Acceptance Certificate.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Acceptance Certificate as of the Delivery Date set forth above.

Lessor:                                 Lessee:
BA LEASING & CAPITAL CORPORATION        GARDENBURGER, INC.


By:      /s/ Albert Norona              By:      /s/ Richard C. Dietz
         -----------------------                 -----------------------

Title:   Vice President                 Title:   Chief Financial Officer

                                 SCHEDULE NO. 2
                                 --------------

         SCHEDULE (this "Schedule") dated June 12, 1998 to Acceptance Certificate No. 2 dated June 12, 1998 (the "Acceptance Certificate") to the Lease Agreement dated as of December 17, 1997 between BA LEASING & CAPITAL CORPORATION, as Lessor, and GARDENBURGER, INC., as Lessee (together with Appendix No. 1 thereto, the "Lease"; capitalized terms not otherwise defined herein having the same meanings as in the Lease).

         1. SCHEDULING DATE; BASE DATE.
            --------------------------

         The Scheduling Date of the equipment described in the Acceptance Certificate (the "Units") is dated June 12, 1998 . The Base Date for the Units is dated July 1, 1998.

         2. INDEX RATE.
            ----------

         The Index Rate on the Scheduling Date is 5.72% per annum.

         3. RENT.
            ----

         The Base Rent for the Units is comprised of 28 QUARTERLY installments, each in the amount of $134,065.97, with the first such installment due on OCTOBER 1, 1998. Lessor will invoice Lessee for any Advance Rent due as described in the terms of the Appendix. Advance Rent shall accrue from, and including, the date of any Advance with respect to a Unit pursuant to an Advance Request to, but excluding, it Base Date.

         4. CASUALTY VALUES.
            ---------------

         As set forth in Annex 1 to this Schedule.

         5. CHATTEL PAPER COUNTERPARTS.
            --------------------------

         Two counterparts of this Schedule have been executed by Lessor and Lessee. One counterpart has been prominently marked "Lessor's Copy". One counterparts has been prominently marked "Lessee's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessee.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Schedule as of the date set forth above.

Lessor:                                    Lessee:

BA LEASING & CAPITAL CORPORATION           GARDENBURGER, INC.


By:      /s/ Albert Norona                 By:      /s/ Richard C. Dietz
         -----------------------                    -----------------------

Title:   Vice President                    Title:   Chief Financial Officer

                                     ANNEX 1
                                CASUALTY VALUES
                                SCHEDULE NO. 002
                                ----------------

         The Casualty Value of each Unit shall be the percentage of the Purchase Price set forth below opposite the Base Rent payment due on the Base Rent payment date next following the date of the Casualty Occurrence. If the Casualty Occurrence takes place before the Base Date, the Casualty Value shall be the percentage of the Purchase Price set forth opposite the first Base Rent payment number. If the Casualty Occurrence takes place after the last Base Rent payment date, the Casualty Value shall be the percentage of the Purchase Price set forth opposite such last Base Rent payment number.

Base Rent                  (excluding base rent)
Payment Date               % of Purchase Price
------------               ---------------------

Jul-01-98              0    105.00000
Oct-01-98              1    102.73600
Jan-01-99              2    100.38800
Apr-01-99              3     97.96400

Jul-01-99              4     95.45700
Oct-01-99              5     92.87300
Jan-01-00              6     90.20900
Apr-01-00              7     87.47000

Jul-01-00              8     84.66500
Oct-01-00              9     81.79200
Jan-01-01             10     78.85000
Apr-01-01             11     75.84100

Jul-01-01             12     72.77400
Oct-01-01             13     69.64700
Jan-01-02             14     66.45900
Apr-01-02             15     63.20700

Jul-01-02             16     59.90500
Oct-01-02             17     56.54700
Jan-01-03             18     53.13200
Apr-01-03             19     49.65500

Jul-01-03             20     46.12600
Oct-01-03             21     42.53800
Jan-01-04             22     38.89100
Apr-01-04             23     35.17900

Jul-01-04             24     31.41200
Oct-01-04             25     27.58300
Jan-01-05             26     23.69300
Apr-01-05             27     19.73600

Jul-01-05             28          FMV

                                  BILL OF SALE

         For valuable consideration GARDENBURGER, INC. ("Seller") sells to BA LEASING & CAPITAL CORPORATION ("Buyer"), the property listed on Annex A (the "Property").

         Seller covenants and warrants that:

         (1) It is the owner of, and has absolute title to, the Property which is free and clear of all claims, liens and encumbrances;

         (2) It has the present right, power, and authority to sell the Property to Buyer;

         (3) This Bill of Sale is a legal, valid and binding obligation of Seller;

         (4) Both the Property and Lessee's right, title and interest in the Property are free from all claims, liens, security interests and encumbrances; and

         (5) The purchase price paid by Buyer for the Property is equal to its fair market value.

         Seller shall forever warrant and defend the sale of the Property to Buyer, its successors and assigns, against any person claiming an interest in the Property.

         This Bill of Sale is binding on the successors and assigns of Seller and inures to the benefit of the successors and assigns of Buyer.

         Dated June 15, 1998.

                               GARDENBURGER, INC.


                               By:    /s/ Richard C. Dietz
                                      -----------------------

                               Title: Chief Financial Officer
                                      -----------------------

                               By:    ________________________

                               Title: ________________________